Exhibit 10.1

FOURTH AMENDMENT TO OFFICE LEASE
This FOURTH AMENDMENT TO OFFICE LEASE (this "Fourth Amendment") is entered into as of the 25th day of May, 2018 (the "Effective Date"), by and between KILROY REALTY FINANCE PARTNERSHIP, L.P., a Delaware limited partnership ("Landlord"), and DROPBOX, INC., a Delaware corporation ("Tenant").
R E C I T A L S :
A.Landlord and Tenant entered into that certain Office Lease dated January 31, 2014 (the "Original Lease"), as amended by that certain Notice of Lease Term Dates dated August 24, 2015 (the "Notice of Lease Term Dates"), that certain First Amendment to Office Lease dated June 5, 2015 (the "First Amendment"), that certain Second Amendment to Office Lease dated May 3, 2016 (the "Second Amendment"), and that certain Third Amendment to Office Lease dated October 6, 2017 (the "Third Amendment"), whereby Landlord leases to Tenant and Tenant leases from Landlord all of the rentable office space (the "Premises") in that certain building located at 333 Brannan Street, San Francisco, California (the "Building"). The Office Lease, the Notice of Lease Term Dates, the First Amendment, the Second Amendment, and Third Amendment shall collectively be referred to herein as the "Lease".
B.The term of the Lease is scheduled to expire on August 31, 2027 (the "Scheduled Termination Date"). Tenant and Landlord desire to amend the Lease to adjust the expiration date of the Lease, among other things, all subject to the terms and conditions provided herein.
A G R E E M E N T :
NOW, THEREFORE, in consideration of the foregoing recitals and the conditions and the covenants hereinafter contained, and for other consideration hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows.
1.    New Expiration Date. Landlord and Tenant hereby agree that notwithstanding the Scheduled Termination Date, the Lease shall terminate as of November 30, 2019 (the "New Expiration Date"). From and after the date of this Fourth Amendment, all references in the Lease to the "Lease Expiration Date", or words of similar effect, shall mean the New Expiration Date. Concurrently with Landlord's execution of this Fourth Amendment, Landlord is entering into a lease (the "New Lease") with a third-party tenant (the "New Tenant") to lease the Premises as of the date immediately following the New Expiration Date, which includes certain rights for access to the Premises prior to the New Expiration Date as set forth below.
2.    Early Surrender. Notwithstanding any provision to the contrary contained in the Lease, as amended hereby, Landlord and Tenant hereby acknowledge and agree that, on or before August 31, 2019 (notwithstanding that such date occurs prior to the New Expiration Date, the "Surrender Date"), Tenant shall vacate and surrender and deliver possession of the Premises to Landlord in the condition described in Section 3 below. In the event Tenant does not timely vacate and surrender possession of the Premises on or before the Surrender Date in accordance with the terms hereof, then the terms and conditions of Article 16 of the Original Lease shall apply with respect thereto, provided, however, the Tenant indemnification obligations set forth in Article 16 of the Original Lease shall not be applicable during the first thirty (30) days following the Surrender Date. Accordingly, subject to the terms and conditions of this Section 2, during the period (the "Surrender Period") commencing on the day immediately following the Surrender Date and continuing through the New Expiration Date, the Lease, as amended hereby, shall remain in full force and effect; except that, (i) Tenant shall have surrendered the Premises and delivered possession of the Premises to Landlord in accordance with this Section 2 above as though the New Expiration Date had occurred on the Surrender Date, (ii) Tenant, its agents and representatives shall have no right to access, occupy, use and/or enter upon the Premises during the Surrender Period, and Tenant shall have no further responsibility, obligation or liability of any kind or nature whatsoever for the Premises, the condition thereof, the maintenance or repair thereof, or any act, occurrence or accident occurring on or about the Premises or emitting therefrom, (iii) in consideration for Landlord entering into this Fourth Amendment and providing for the early termination of the Lease, and notwithstanding Tenant's surrender of the Premises, the occupancy thereof by the New Tenant and/or the existence of the New Lease, Tenant shall remain liable for the payment of Base Rent and Tenant's Share of Direct Expenses as provided for in Section 4.1 below, but Tenant shall have no obligation for the payment of any other Rent or amounts owing under the Lease during the Surrender Period, including, without limitation, any after-hours HVAC charges or electricity costs, but Tenant shall continue to be responsible for late charges and interest on any late payment of Base Rent or Tenant's Share of Direct Expenses to the extent provided in Article 25 of the Original Lease, (iv) Tenant shall not be obligated to provide any janitorial services to the Premises during the Surrender Period, (v) Landlord, its agents, representatives and any other third parties (including, without limitation, the New Tenant) shall have the right to enter upon, occupy, use, repair, and/or make alterations, improvements, demolitions or improvements to the Premises at any and all times and without notice to Tenant and Landlord shall indemnify and defend Tenant against and hold Tenant harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any such entry upon, occupancy, use and/or repair of the Premises, and/or the making of any such alterations, improvements, demolitions or improvements to the Premises, whether by Landlord, its agents, representatives and any other third parties (including, without limitation, the New Tenant), (vi) in no event shall a constructive eviction be deemed to have occurred with respect to the Premises, (vii) as of the Surrender Date, the following provisions of the Lease shall be deemed deleted in their entirety and of no further effect, and neither Landlord nor Tenant shall have any rights or obligations under such provisions: Sections 2.2, 4.5, 5, 6, 7, 8, 9, 10, 14.9, 15, 19.6, 20, 22, 23, 24, 28, 29.29, 29.30, and 29.32-29.37 of the Original Lease, and (viii) no event of casualty or condemnation event under Article 11 or Article 13 of the Original Lease shall result in an early termination of the Lease, but neither party shall have any repair or restoration obligations to the other.
3.    Surrender Obligations. Notwithstanding the terms of Sections 8.5, 15.2, and 29.32 of the Original Lease, Tenant shall (i) not be obligated to remove any Specialty Alterations or other Alterations or improvements from the Premises (or repair any damage caused by such removal), including, without limitation, the Building Bridges and Bridge Structures, (ii) not remove any Lines (as that term is defined in Section 29.32 of the Original Lease) or any kitchens or cafeterias in the Premises, and (iii) continue to be obligated to remove all other of Tenant's Property (as defined in Section 15.2 of the Original Lease) prior to the Surrender Date, but shall not be obligated to repair any damage caused by such removal, except for any of such Tenant's Property, if any, that Tenant agrees to sell to the New Tenant.
4.    Rent.
4.1.    During Surrender Period. During the Surrender Period, Tenant shall continue to pay Base Rent and Tenant's Share of Direct Expenses in accordance with the terms of the Lease; provided, however, the parties hereby stipulate that the estimated amount of Tenant's Share of Direct Expenses shall be equal to $35,474.40 per month, subject to reconciliation as set forth in Section 4.4.1 of the Original Lease. Notwithstanding the terms of the Lease, Landlord shall use commercially reasonable efforts to deliver to Tenant the Statement (as defined in Section 4.4.1 of the Original Lease) within ninety (90) days following the Expense Year to which such Direct Expenses relate.
4.2.    After Surrender Period. During the period from December 1, 2019 through February 29, 2020 (the "Rent Continuation Period"), notwithstanding the New Expiration Date, Tenant shall deliver three (3) monthly payments (the "Rent Continuation Payments") in the amounts of (i) $1,178,194.44 for Base Rent and $35,474.40 as the estimated amount of Tenant's Share of Direct Expenses for December 2019, (ii) $1,178,194.44 for Base Rent and $43,327.39 as the estimated amount of Tenant's Share of Direct Expenses for January 2020, and (iii) $1,178,194.44 for Base Rent and $43,327.39 as the estimated amount of Tenant's Share of Direct Expenses for February 2020, respectively, due and payable on the first day of each calendar month during the Rent Continuation Period as payment of Base Rent and the estimated amount of Tenant's Share of Direct Expenses for the three (3) month Rent Continuation Period, it being understood that such payment of Tenant's Share of Direct Expenses shall be subject to reconciliation as set forth in the Lease. If, at any time during the Rent Continuation Period, Tenant fails to make any Rent Continuation Payment within ten (10) business days of the due date (a "Rent Continuation Default"), and Tenant fails to cure such Rent Continuation Default within five (5) business days after it receives written notice of such Rent Continuation Default from Landlord (provided that Landlord shall have the right to immediately demand such sums and any arrears thereof, without providing prior notice or an opportunity to cure if (A) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, "Bankruptcy Code"), or (B) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (C) the Lease has been rejected, or is deemed rejected, under Section 365 of the U.S. Bankruptcy Code, following the filing of a voluntary petition by Tenant under the Bankruptcy Code, or the filing of an involuntary petition against Tenant under the Bankruptcy Code), then the unpaid Rent Continuation Payments shall immediately terminate, and Tenant shall immediately become obligated to pay the total amount of any unpaid Rent Continuation Payments in full.
5.    Representations of Tenant. Notwithstanding any provision to the contrary set forth in the Lease, after the date of this Fourth Amendment, Tenant shall: (i) not make any Alterations to the Premises, except for on-going repair and maintenance and emergency repairs; and (ii) not enter into new assignments, subleases or any other obligations or agreements affecting the Premises, or any portion thereof, without the prior written consent of Landlord, which consent, in each instance, may be withheld in Landlord's sole discretion. Tenant represents and warrants to Landlord that, as of the Effective Date (a) Tenant has not heretofore assigned or sublet all or any portion of its interest with respect to Tenant's interest in the Lease; (b) no other person, firm or entity has any right, title or interest in the Lease; and (c) Tenant has the full right, legal power and actual authority to enter into this Fourth Amendment without the consent of any person, firm or entity. Tenant further represents and warrants to Landlord that as of the Effective Date there are no, and as of the Surrender Date there shall not be any, mechanic's liens or other liens encumbering all or any portion of the Premises, by virtue of any act or omission on the part of Tenant, its predecessors, contractors, agents, employees, successors or assigns. The representations and warranties set forth in this Section 5 shall survive the New Expiration Date and Tenant shall be liable to Landlord for any inaccuracy or any breach thereof.
6.    Letter of Credit. Pursuant to the Lease, Landlord is currently holding an "L-C" from Tenant in the amount of $12,544,502.78, as security under the Lease, which L-C, as the same may continue to be reduced pursuant to the Lease, shall be returned to Tenant on or before March 31, 2020, unless Landlord is otherwise entitled to retain the L-C pursuant to the terms of the Lease. Notwithstanding the foregoing, as of the Surrender Date, Tenant may reduce the L-C Amount to $7,297,719.00 by delivery of a certificate of amendment to the existing L-C, otherwise conforming in all respects to the requirements of Article 21 of the Original Lease. This Section 6 shall survive the expiration or earlier termination of the Lease.
7.    Confidentiality/Press Releases. Notwithstanding the terms of Section 29.28 of the Original Lease, following the full execution and delivery of this Fourth Amendment, Landlord shall be permitted to issue press releases or other similar public announcements disclosing the execution of this Fourth Amendment and the early termination date of the Lease; subject, however, to Tenant's prior review and reasonable approval of any portion of a press release or similar public announcement that mentions Tenant, the execution of this Fourth Amendment or the early termination date of the Lease, unless Landlord is otherwise permitted to make such disclosures pursuant to Section 29.28 of the Original Lease.
8.    Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Fourth Amendment, and that they know of no real estate broker or agent who is entitled to a commission in connection with this Fourth Amendment, except for CBRE, Inc. (the "Broker"). Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent in connection herewith occurring by, through or under the indemnifying party, other than the Broker. The Broker shall be compensated by Landlord pursuant to the provisions of a separate written agreement between Landlord and the Broker. The terms of this Section 8 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.
9.    Defined Terms. All terms defined in the Lease when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Fourth Amendment.

10.    Prohibited Persons; Foreign Corrupt Practices Act and Anti-Money Laundering. Neither (i) Tenant nor any of its officers, directors or managers, or (ii) to Tenant's knowledge, any of Tenant's affiliates, nor any of their respective members, partners, other equity holders (excluding any holders of any publicly traded stock or other equity interests of Tenant, if any), officers, directors or managers is, nor during the Lease Term will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under (a) the Patriot Act (as defined below), (b) any other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury ("OFAC") (including any "blocked" person or entity listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and any modifications thereto or thereof or any other person or entity named on OFAC's Specially Designated Blocked Persons List) or (c) any other U.S. statute, Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) or other governmental action (collectively, "Prohibited Persons"). Tenant is not entering into this Fourth Amendment, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering. As used herein, "Patriot Act" shall mean the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and all other statutes, orders, rules and regulations of the U.S. government and its various executive departments, agencies and offices interpreting and implementing the Patriot Act.
11.    Signatures. The parties hereto consent and agree that this Fourth Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party's handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Fourth Amendment using electronic signature technology, by clicking "SIGN", such party is signing this Fourth Amendment electronically, and (2) the electronic signatures appearing on this Fourth Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.
12.    California Accessibility Disclosure. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist ("CASp"). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."
13.    No Further Modification. Except as set forth in this Fourth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Fourth Amendment, the terms and conditions of this Fourth Amendment shall prevail.
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IN WITNESS WHEREOF, Landlord and Tenant have executed this Fourth Amendment as of the day and year first above written.

"LANDLORD": KILROY REALTY FINANCE PARTNERSHIP, L.P., a Delaware limited partnership By: Kilroy Realty Finance, Inc., a Delaware corporation Its: General Partner By: Name: Its: By: Name: Its:
"TENANT": DROPBOX, INC., a Delaware corporation By: Name: Its: By: Name: Its: